[AT&T Logo Omitted]
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News Release

FOR RELEASE THURSDAY, OCTOBER 21, 2004

                   AT&T Announces Third-Quarter 2004 Earnings

   o  Consolidated revenue of $7.6 billion

   o  Third-quarter loss per diluted share of $8.95

   o Adjusted earnings per diluted share of $0.75 - reflects lower depreciation due to asset impairment

BEDMINSTER, N.J. -- AT&T (NYSE: T) today reported a net loss of $7.1 billion, or $8.95 per diluted share, for the third quarter of 2004. The company's current-quarter net loss includes non-cash asset impairment charges, as well as net restructuring and other charges. This compares to net income of $418 million, or earnings per diluted share of $0.53, in the third quarter of 2003, which also included net restructuring and other charges.

Excluding the asset impairment and net restructuring and other charges and their associated tax benefits, adjusted net income for the quarter was $593 million, or adjusted earnings per diluted share of $0.75. This includes an after-tax benefit from lower depreciation of $331 million, or $0.42 per diluted share, due to the asset impairment charges. A reconciliation of reported earnings per diluted share to adjusted earnings per diluted share is provided in the appendices on page 11 of this document.

"Our results for the third quarter demonstrate significant progress in transforming AT&T's cost structure and delivering a more effective business model for the future," said David W. Dorman, AT&T's Chairman and CEO. "Our ongoing focus on customer experience is generating marked improvements in our overall service metrics while our process and systems investments are yielding important productivity benefits for both AT&T and our customers."

AT&T reported third-quarter 2004 consolidated revenue of $7.6 billion, which included $5.6 billion from AT&T Business and $2.0 billion from AT&T Consumer. Consolidated revenue was flat sequentially, and declined 11.7 percent versus the third quarter of 2003, primarily due to continued declines in long-distance (LD) voice and data revenue.

AT&T's third-quarter 2004 consolidated operating loss was $11.3 billion. Excluding the asset impairment charges of $11.4 billion and net restructuring and other charges of $1.1 billion, adjusted operating income was $1.2 billion. This reflected a depreciation benefit of $537 million due to the asset impairment charges. On an EBITDA basis, the company reported consolidated EBITDA, excluding the asset impairment and net restructuring and other charges, of $1.8 billion in the third quarter of 2004 and a margin of 24.1 percent. This compares to consolidated EBITDA of $2.1 billion and a margin of 24.5 percent in the prior-year third quarter and $1.6 billion and a margin of 21.4 percent in the second quarter of 2004, both of which exclude net restructuring and other charges. In addition, EBITDA for the third quarter of 2003 included an access expense adjustment of $125 million.


AT&T UNIT HIGHLIGHTS

AT&T Business

o Revenue was $5.6 billion, a decline of 10.4 percent from the prior-year third quarter. Pricing pressure and continued declines in retail volumes negatively affected the unit's revenue performance. On a sequential basis, the 0.6 percent increase in revenue was positively impacted by revenue from a customer disconnect of prepaid network capacity. Without this item, revenue would have been flat, reflecting a positive impact of higher equipment sales.

o Long-distance voice revenue decreased 16.3 percent from the prior-year third quarter, driven by continued pricing pressure in both the retail and wholesale businesses, as well as a continued decline in retail volumes. Partially offsetting these declines was an increase in lower-priced wholesale minutes. Volumes were down slightly on a year-over-year basis, due to a decline in retail volumes largely offset by growth in wholesale volumes.

o Local voice revenue grew 3.3 percent from the prior-year third quarter. Local access lines totaled nearly 4.7 million at the end of the current period, representing an increase of nearly 56,000 lines from the end of the second quarter of 2004.

o Data revenue declined 9.7 percent from the prior-year third quarter. Revenue was negatively affected by pricing pressure, weak demand and technology migration. On a sequential basis, data revenue increased 0.2 percent. Data revenue was positively impacted by the customer disconnect of prepaid network capacity. Without the impact of this item, data revenue would have declined slightly sequentially.

o IP&E-services revenue grew 6.8 percent over the prior-year third quarter. The year-over-year growth was primarily driven by strength in advanced services, including Enhanced Virtual Private Network and IP-enabled frame.

o Outsourcing, professional services and other revenue declined 9.7 percent from the prior-year third quarter due to terminating outsourcing contracts and customers reducing scope, partially offset by strength in government professional services and equipment sales. Excluding equipment sales, the year-over-year decline was 14.0 percent. On a sequential basis, revenue increased by 8.1 percent. Excluding equipment sales, revenue increased 3.0 percent sequentially.

o AT&T Business EBITDA, excluding the asset impairment and net restructuring and other charges, was $1.4 billion for the current quarter, yielding a margin of 24.3%. This compares with EBITDA of $1.6 billion in the prior-year third quarter, yielding a margin of 25.8%.

o The third-quarter operating loss was $11.1 billion, including asset impairment charges of $11.3 billion and net restructuring and other charges of $529 million primarily related to employee separations. Excluding these charges, adjusted operating income was $764 million, yielding an adjusted margin of 13.5 percent.

o    The  adjusted   operating  income,   excluding  asset  impairment  and  net
     restructuring and other charges, includes a depreciation benefit of $527 million due to the asset impairment charge.

o As a result of the third-quarter asset impairment charges, AT&T Business' network-related charges to AT&T Consumer decreased by $28 million. This resulted in a reduction of AT&T Business' profitability and an increase in AT&T Consumer's profitability, which is eliminated upon consolidation.

o Adjusting for the impacts of the asset impairment charges, operating income was $265 million, yielding an operating margin of 4.7 percent.

o Capital expenditures for the quarter were $391 million as AT&T Business continued to invest in its network and systems to drive continued cost efficiencies and expand its customer-focused networking capabilities.

o During the third quarter, a number of sizable customer wins and contract extensions were signed with companies including Ford Motor Company, Continental Airlines, Elizabeth Arden, Siemens AG, the American Automobile Association and participating member companies of the Blue Cross and Blue Shield Association, among many others.

o Looking forward, the company commented that the business environment continues to be very challenging. In the fourth quarter of 2004, the company expects the normal impact of seasonality, as well as ongoing pricing pressure, to negatively impact sequential revenue and margin results.

AT&T Consumer

o Revenue was $2.0 billion, a decline of 15.2 percent versus the prior-year third quarter, driven by lower standalone LD voice revenue as a result of the continued impact of competition, wireless and Internet substitution and customer migration to lower-priced products, partially offset by targeted price increases.

o Third-quarter operating income was $281 million, including asset impairment charges of $59 million and net restructuring and other charges of $129 million primarily related to employee separations. Excluding these charges, adjusted operating income was $469 million, yielding a margin of 23.7 percent.

o The adjusted operating income, excluding the asset impairment and net restructuring and other charges, includes a depreciation benefit of $10 million due to the asset impairment charges.

o As a result of the third-quarter asset impairment charges, AT&T Consumer's network-related charges from AT&T Business decreased by $28 million. This resulted in a reduction of AT&T Business' profitability and an increase in AT&T Consumer's profitability, which is eliminated upon consolidation.

o Adjusting for the impacts of the asset impairment charges, operating income was $431 million, yielding an operating margin of 21.8 percent.

o On a sequential basis, much of the operating margin improvement was driven by the reduction in the company's sales and marketing expenses. The company expects to generate approximately $700 million in annualized savings by shifting its focus away from traditional services.

o As of September 30, 2004, AT&T Consumer offered its residential VoIP AT&T CallVantageSM Service in 170 major markets throughout the U.S. (covering 62% of U.S. households). The company also announced retail distribution partnerships with retail outlets Amazon, Circuit City and Best Buy.

o At the end of the third quarter, AT&T Consumer had over 26 million stand-alone LD and bundled customers.


OTHER CONSOLIDATED FINANCIAL HIGHLIGHTS

o The third-quarter consolidated operating loss was $11.3 billion, including asset impairment charges of $11.4 billion and net restructuring and other charges of $1.1 billion primarily related to employee separations. Excluding these charges, adjusted operating income was $1.2 billion, yielding a margin of 15.6 percent.

o The adjusted operating income, excluding the asset impairment and net restructuring and other charges, includes a depreciation benefit of $537 million due to the asset impairment charge. Excluding this benefit, operating income was $657 million, yielding an operating margin of 8.6 percent.

o The asset impairment charge for the quarter of $11.4 billion primarily reflects a decrease in the fair value of property, plant and equipment and internal-use software. The decrease reflects the impact of sustained pricing pressure and evolution of services toward newer technologies in the business market as well as changes in the regulatory environment, which led to a shift away from traditional consumer services.

o Primarily as a result of the asset impairment charges, the company's deferred tax liability was reduced by $4.3 billion. The impairment charges will not impact the timing or magnitude of future tax payments.

o Net restructuring and other charges for the quarter were $1.1 billion and primarily consisted of employee separation costs related to both AT&T Business and AT&T Consumer, including $339 million of benefit plan curtailment costs. The curtailment portion of the restructuring charge is recorded in "Corporate and Other."

o The company anticipates that its 2004 workforce-reduction target of greater than 20 percent will result in annualized cost savings of approximately $1.2 billion.

o AT&T repurchased $420 million of U.S. dollar- and Euro-denominated debt during the third quarter, which resulted in a loss of $27 million recorded in other (expense) income.

o Free cash flow was $1.1 billion for the quarter. Free cash flow is defined as cash flows provided by operating activities of $1.5 billion less cash used for capital expenditures and other additions of $0.4 billion.

o AT&T ended the quarter with net debt of $7.0 billion, a $0.9 billion decrease from the end of the second quarter of 2004. Net debt is defined as total debt of $10.5 billion less cash of $2.6 billion, restricted cash of $0.5 billion and net foreign debt fluctuations of $0.4 billion.

o During the third quarter of 2004, AT&T generated EBITDA less capital expenditures (excluding asset impairment and net restructuring and other charges) of $1.4 billion, bringing the year-to-date total to $3.8 billion.


GUIDANCE

o The company announced that it expects to exceed its EBITDA-less-capital-expenditures target for the full year, as it continues to effectively manage costs. AT&T is reiterating or updating its 2004 financial guidance as follows:

     o    Reiteration of capital expenditures of approximately $1.8 billion

     o    Consolidated    EBITDA-less-capital-expenditures    (excluding   asset
          impairment and net restructuring and other charges) target of around $4.8 billion

     o AT&T Consumer fourth-quarter 2004 operating margin of around 20 percent

DEFINITIONS and NOTES
AT&T Business

LD Voice - includes all of AT&T's domestic and international LD revenue, including Intralata toll when purchased as part of an LD calling plan.

Local Voice - includes all local calling and feature revenue, Intralata toll when purchased as part of a local calling plan, as well as Inter-carrier local revenue.

Data Services- includes bandwidth services (dedicated private line services through high-capacity optical transport), frame relay and asynchronous transfer mode (ATM) revenue for LD and local, as well as revenue for managed data services.

Internet Protocol & Enhanced Services (IP&E-services) - includes all services that ride on the IP common backbone or that use IP technology, including managed IP services, as well as application services (e.g., hosting, security).

Outsourcing, Professional Services & Other - includes complex bundled solutions primarily in the wide area/local area network space, AT&T's professional services revenue associated with the company's federal government customers, as well as all other Business revenue (and eliminations) not previously defined.

Data,  IP&E-Services  -  Percent  Managed -  managed  services  refers to AT&T's
management  of  a  client's  network  or  network  and  applications   including
applications that extend to the customer premise equipment.

Data, IP&E-Services - Percent International - a data service that either originates or terminates outside of the United States, or an IP&E-service installed or wholly delivered outside the United States.

AT&T Consumer

Bundled Services - includes any customer with a local relationship as a starting point, and all other AT&T subscription-based voice products provided to that customer.

Standalone  LD,  Transactional  & Other  Services - includes any  customer  with
solely   a   long-distance   relationship,   non-voice   products,   or  a   non
subscription-based relationship.

Other Definitions and Notes

EBITDA - Earnings before interest, taxes, depreciation and amortization is calculated as operating income plus depreciation and amortization.

Restricted cash - $0.5 billion of cash that collateralizes a portion of private debt and is included in "other current assets" on the balance sheet.

Foreign currency fluctuations - represents mark-to-market adjustments, net of cash collateral collected, that increased the debt balance by approximately $0.4 billion at September 30, 2004, on non-U.S. denominated debt of about $1.5 billion. AT&T has entered into foreign exchange hedges that substantially offset the fluctuations in the debt balance. The offsetting mark-to-market adjustments of the hedges are included in "other current assets" and "other assets" on the balance sheet.

                                     AT&T Corp. Consolidated Statements of Operations (Unaudited)
                                            Dollars in millions (except per share amounts)

                                                                              Three Months Ended              Nine Months Ended
                                                                                 September 30,                  September 30,

                                                                                  2004          2003             2004          2003

     REVENUE (1)
     AT&T Business                                                             $ 5,645       $ 6,301         $ 17,128      $ 19,188
     AT&T Consumer                                                               1,980         2,334            6,098         7,202
     Corporate and Other                                                            13            14               38            40
                                                                               ----------------------     --------------------------
     Total Revenue                                                               7,638         8,649           23,264        26,430

     OPERATING EXPENSES
     Access and other connection                                                 2,411         2,785            7,530         8,191
     Costs of services and products                                              1,783         1,954            5,406         5,923
     Selling, general and administrative                                         1,603         1,793            5,110         5,551
     Depreciation and amortization                                                 647         1,224            3,128         3,607
     Asset impairment and net restructuring and other charges                   12,469            64           12,736           134
                                                                               ----------------------     --------------------------
     Total operating expenses                                                   18,913         7,820           33,910        23,406

     Operating (loss) income                                                   (11,275)          829          (10,646)        3,024
     Other (expense) income, net                                                   (34)           (7)            (172)           89
     Interest (expense)                                                           (192)         (289)            (611)         (917)
                                                                               ----------------------     --------------------------

     (Loss) income from continuing operations before income taxes, minority
     interest income and net earnings (losses) related to equity investments   (11,501)          533          (11,429)        2,196

     Benefit (provision) for income taxes                                        4,384           (72)           4,723          (677)
     Minority interest income                                                        -             -                1             1
     Net earnings (losses) related to equity investments                             2            (3)               2             3
                                                                               ----------------------     --------------------------
     (Loss) income from continuing operations                                   (7,115)          458           (6,703)        1,523
     (Loss) from discontinued operations - net of income taxes                       -           (13)               -           (13)
                                                                               ----------------------     --------------------------
     (Loss) income before cumulative effect of accounting change                (7,115)          445           (6,703)        1,510
     Cumulative effect of accounting change - net of income taxes                    -           (27)               -            15
                                                                               ----------------------     --------------------------
     Net (loss) income                                                        $ (7,115)        $ 418         $ (6,703)      $ 1,525
                                                                               ======================     ==========================

     Weighted-average common shares (millions)                                     795           789              794           787

     Weighted-average common shares and potential common shares (millions)         795           791              794           788

     PER BASIC SHARE:
     (Loss) earnings from continuing operations                                $ (8.95)       $ 0.58          $ (8.44)       $ 1.94
     (Loss) from discontinued operations                                       $     -        $(0.02)         $     -        $(0.02)
     Cumulative effect of accounting change                                    $     -        $(0.03)         $     -        $ 0.02
                                                                               ----------------------     --------------------------
     (Loss) earnings per basic share                                           $ (8.95)       $ 0.53          $ (8.44)       $ 1.94
                                                                               ======================     ==========================

     PER DILUTED SHARE:
     (Loss) earnings from continuing operations                                $ (8.95)       $ 0.58          $ (8.44)       $ 1.93
     (Loss) from discontinued operations                                       $     -        $(0.02)         $     -        $(0.01)
     Cumulative effect of accounting change                                    $     -        $(0.03)         $     -        $ 0.02
                                                                               ----------------------     --------------------------
     (Loss) earnings per diluted share                                         $ (8.95)       $ 0.53          $ (8.44)       $ 1.94
                                                                               ======================     ==========================

     Dividends declared per share                                              $0.2375       $0.2375          $0.7125       $0.6125

  (1)Prior period amounts have been restated to reflect the transfer of the remaining payphone business from AT&T Consumer to AT&T
     Business.

                                     AT&T Corp. Consolidated Statements of Operations (Unaudited)
                                              Dollars in millions (except per share amounts)

                                                           3Q04     2Q04      1Q04      4Q03     3Q03      2Q03      1Q03      2003
     REVENUE (1)
     AT&T Business                                      $ 5,645  $ 5,611   $ 5,872   $ 5,887  $ 6,301   $ 6,428   $ 6,459  $ 25,075
     AT&T Consumer                                        1,980    2,011     2,107     2,198    2,334     2,354     2,514     9,400
     Corporate and Other                                     13       14        11        14       14        13        13        54
     Total revenue                                        7,638    7,636     7,990     8,099    8,649     8,795     8,986    34,529

     OPERATING EXPENSES
     Access and other connection                          2,411    2,481     2,638     2,606    2,785     2,708     2,698    10,797
     Costs of services and products                       1,783    1,759     1,864     1,702    1,954     1,958     2,011     7,625
     Selling, general and administrative                  1,603    1,763     1,744     1,828    1,793     1,837     1,921     7,379
     Depreciation and amortization                          647    1,231     1,250     1,263    1,224     1,197     1,186     4,870
     Asset impairment and net restructuring
       and other charges                                 12,469       54       213        67       64        66         4       201
     Total operating expenses                            18,913    7,288     7,709     7,466    7,820     7,766     7,820    30,872

     Operating (loss) income                            (11,275)     348       281       633      829     1,029     1,166     3,657

     Other (expense) income, net                            (34)      36      (174)      102       (7)       86        10       191
     Interest (expense)                                    (192)    (191)     (228)     (241)    (289)     (296)     (332)   (1,158)
     (Loss) income from continuing operations
     before income taxes, minority interest income
     and net earnings (losses) related to equity
     investments                                        (11,501)     193      (121)      494      533       819       844     2,690

     Benefit (provision) for income taxes                 4,384      (87)      426      (139)     (72)     (308)     (297)     (816)
     Minority interest income                                 -        1         -         -        -         -         1         1
     Net earnings (losses) related to equity
     investments                                              2        1        (1)      (15)      (3)       25       (19)      (12)
     (Loss) income from continuing operations            (7,115)     108       304       340      458       536       529     1,863
     (Loss) from discontinued operations - net of
     income taxes                                             -        -         -         -      (13)        -         -       (13)
     (Loss) income before cumulative effect of
     accounting changes                                  (7,115)     108       304       340      445       536       529     1,850
     Cumulative effect of accounting changes, net
     of income taxes                                          -        -         -         -      (27)        -        42        15
     Net (loss) income                                 $ (7,115)   $ 108     $ 304     $ 340    $ 418     $ 536     $ 571    $1,865

     Weighted-average common shares (millions)              795      794       793       791      789       787       784       788
     Weighted-average common shares and potential
     common shares (millions)                               795      797       796       793      791       787       785       789

     PER BASIC SHARE:
     (Loss) earnings from continuing operations         $ (8.95)  $ 0.14    $ 0.38    $ 0.43   $ 0.58    $ 0.68    $ 0.67    $ 2.37
     (Loss) from discontinued operations                      -        -         -         -    (0.02)        -         -     (0.02)
     Cumulative effect of accounting changes                  -        -         -         -    (0.03)        -      0.06      0.02
     (Loss) earnings per basic share                    $ (8.95)  $ 0.14    $ 0.38    $ 0.43   $ 0.53    $ 0.68    $ 0.73    $ 2.37

     PER DILUTED SHARE:
     (Loss) earnings from continuing operations         $ (8.95)  $ 0.14    $ 0.38    $ 0.43   $ 0.58    $ 0.68    $ 0.67    $ 2.36
     (Loss) from discontinued operations                      -        -         -         -    (0.02)        -         -     (0.02)
     Cumulative effect of accounting changes                  -        -         -         -    (0.03)        -      0.06      0.02
     (Loss) earnings per diluted share                  $ (8.95)  $ 0.14    $ 0.38    $ 0.43   $ 0.53    $ 0.68    $ 0.73    $ 2.36

  (1)Prior period amounts have been restated to reflect the transfer of the remaining payphone business from AT&T Consumer to AT&T
     Business.

                                               AT&T Corp. Historical Segment Data (Unaudited)
                                                             Dollars in millions

                                                            3Q04     2Q04      1Q04     4Q03      3Q03     2Q03     1Q03       2003
     AT&T Business (1)
      LD Voice                                           $ 2,364  $ 2,386   $ 2,613  $ 2,501   $ 2,820  $ 2,895  $ 2,983   $ 11,199
      Local Voice                                            390      404       389      386       379      384      335      1,484
      Total Voice                                          2,754    2,790     3,002    2,887     3,199    3,279    3,318     12,683

      Data Services (2)                                    1,693    1,690     1,715    1,846     1,875    1,943    1,956      7,620
      IP&E-Services (2)                                      587      565       553      554       550      509      489      2,102
      Total Data and IP&E-Services                         2,280    2,255     2,268    2,400     2,425    2,452    2,445      9,722

      Outsourcing, Professional Services
      & Other                                                611      566       602      600       677      697      696      2,670

      Total revenue                                        5,645    5,611     5,872    5,887     6,301    6,428    6,459     25,075
      Operating (loss) income(3) (7)                     (11,095)     152        83      282       413      601      599      1,895
      Operating margin                                   (196.5%)    2.7%      1.4%     4.8%      6.6%     9.3%     9.3%       7.6%
      Capital expenditures(8)                                391      463       470      740       995      763      636      3,134
      Depreciation & amortization (7)                        610    1,176     1,192    1,200     1,162    1,133    1,126      4,621

      Total Data and IP&E-Services -
      % managed (2)                                          32%      32%       32%      32%       32%      31%      30%        31%
      Total Data and IP&E-Services -
      % international                                        15%      15%       15%      14%       14%      14%      14%        14%
      LD volume growth - yr/yr                               -2%       0%        2%       7%       15%      12%      12%        11%
      LD volume % wholesale                                  56%      54%       54%      53%       51%      47%      45%        50%
------------------------------------------------------------------------------------------------------------------------------------
     AT&T Consumer (1)
      Standalone LD, Transactional and
      Other Services                                     $ 1,256  $ 1,327   $ 1,462  $ 1,604   $ 1,813  $ 1,894  $ 2,090    $ 7,401
      Bundled Services                                       724      684       645      594       521      460      424      1,999
      Total revenue                                        1,980    2,011     2,107    2,198     2,334    2,354    2,514      9,400
      Operating income(4) (7)                                281      240       371      435       503      485      633      2,056
      Operating margin                                     14.2%    11.9%     17.6%    19.8%     21.6%    20.6%    25.2%      21.9%
      Capital expenditures                                     9       15        13       19        14       19       22         74
      Depreciation & amortization (7)                         15       33        32       35        35       36       35        141

      Local customers (in thousands)                       4,477    4,677     4,364    3,950     3,547    3,130    2,778      3,950
------------------------------------------------------------------------------------------------------------------------------------
     Corporate and Other (1)
      Revenue                                               $ 13     $ 14      $ 11     $ 14      $ 14     $ 13     $ 13       $ 54
      Operating (loss)(5)                                   (461)     (44)     (173)     (84)      (87)     (57)     (66)      (294)
      Capital expenditures(8)                                  6        2         2       13       198        8        4        223
      Depreciation & amortization                             22       22        26       28        27       28       25        108
------------------------------------------------------------------------------------------------------------------------------------
     Total AT&T
      Revenue                                            $ 7,638  $ 7,636   $ 7,990  $ 8,099   $ 8,649  $ 8,795  $ 8,986   $ 34,529
      Operating (loss) income(6)                         (11,275)     348       281      633       829    1,029    1,166      3,657
      Operating margin                                   (147.6%)    4.6%      3.5%     7.8%      9.6%    11.7%    13.0%      10.6%
      Capital expenditures(8)                                406      480       485      772     1,207      790      662      3,431
      Depreciation & amortization (7)                        647    1,231     1,250    1,263     1,224    1,197    1,186      4,870

  (1) Prior period amounts have been restated to reflect the transfer of the remaining payphone business from AT&T Consumer to AT&T
      Business.
  (2) Prior period amounts have been restated to reflect the division of international managed services revenue into Data Services and IP&E-Services, consistent with the classifications of domestic managed services.  This reclassification had no impact on
      "Total Data and IP&E-Services revenue," or total revenue.
  (3) Includes asset impairment and net restructuring and other (charges) of ($11,859M) in 3Q04, ($52M) in 2Q04, ($91M) in 1Q04,
      ($33M) in 4Q03, ($53M) in 3Q03, ($47M) in 2Q03 and ($4M) in 1Q03, totaling ($137M) in 2003.
  (4) Includes asset impairment and net restructuring and other (charges) of ($188M) in 3Q04, ($1M) in 1Q04, ($17M) in 4Q03, ($4M)
      in 3Q03 and ($5M) in 2Q03, totaling ($26M) in 2003.
  (5) Includes asset impairment and net restructuring and other (charges) of ($422M) in 3Q04, ($2M) in 2Q04, ($121M) in 1Q04, ($17M)
      in 4Q03, ($7M) in 3Q03 and ($14M) in 2Q03, totaling ($38M) in 2003.
  (6) Includes asset impairment and net restructuring and other (charges) of ($12,469M) in 3Q04, ($54M) in 2Q04, ($213M) in 1Q04,
      ($67M) in 4Q03, ($64M) in 3Q03, ($66M) in 2Q03 and ($4M) in 1Q03, totaling ($201M) in 2003.
  (7) As a result of the third-quarter 2004 asset impairment charge, third-quarter depreciation and amortization expense for AT&T
      Business and AT&T Consumer decreased by $527 million and $10 million, respectively.  In addition, as a result of the transport service arrangement between AT&T Business and AT&T Consumer, network-related charges from AT&T Business (recorded as contra-expense) to AT&T Consumer were reduced by $28 million for the third quarter as a result of the lower depreciation and amortization expense recorded by AT&T Business.  This resulted in a reduction in AT&T Business' operating income and an increase in AT&T Consumer's operating income.
  (8) Includes $433M in 3Q03 related to the adoption of FIN 46 of which $241M is included in Business and $192M is included in
      Corporate and Other.

                                   AT&T Corp. Consolidated Balance Sheets (Unaudited)
                                                   Dollars in millions

                                                                               September 30,         December 31,
                                                                                    2004                 2003
      ASSETS
      Cash and cash equivalents                                                          $ 2,627              $ 4,353
      Accounts receivable, less allowances of $589 and $579                                3,516                4,036
      Deferred income taxes                                                                1,098                  715
      Other current assets                                                                 1,278                  744
                                                                               ---------------------------------------
       Total Current Assets                                                                8,519                9,848

      Property, plant and equipment, net of accumulated
       depreciation of $1,155 and $34,300                                                 11,654               24,376
      Goodwill                                                                             4,778                4,801
      Other purchased intangible assets, net of accumulated amortization
       of $396 and $320                                                                      394                  499
      Prepaid pension costs                                                                3,939                3,861
      Other assets                                                                         2,707                4,603
                                                                               ---------------------------------------
      TOTAL ASSETS                                                                      $ 31,991             $ 47,988
                                                                               =======================================

      LIABILITIES
      Accounts payable and accrued expenses                                              $ 2,586              $ 3,256
      Compensation and benefit-related liabilities                                         2,215                1,783
      Debt maturing within one year                                                        1,582                1,343
      Other current liabilities                                                            2,246                2,501
                                                                               ---------------------------------------
       Total Current Liabilities                                                           8,629                8,883

      Long-term debt                                                                       8,881               13,066
      Long-term compensation and benefit-related liabilities                               3,947                3,528
      Deferred income taxes                                                                1,138                5,395
      Other long-term liabilities and deferred credits                                     2,929                3,160
                                                                               ---------------------------------------
       Total Liabilities                                                                  25,524               34,032
                                                                               ---------------------------------------

      SHAREOWNERS' EQUITY
      Common Stock, $1 par value, authorized 2,500,000,000 shares;
       issued and outstanding  795,590,783 shares (net of 171,983,367 treasury shares) at September 30, 2004 and 791,911,022 shares (net
       of 172,179,303 treasury shares) at December 31, 2003                                  796                  792
      Additional paid-in capital                                                          27,287               27,722
      Accumulated deficit                                                                (21,414)             (14,707)
      Accumulated other comprehensive (loss) income                                         (202)                 149
                                                                               ---------------------------------------
       Total Shareowners' Equity                                                           6,467               13,956
                                                                               ---------------------------------------

      TOTAL LIABILITIES & SHAREOWNERS' EQUITY                                           $ 31,991             $ 47,988
                                                                               =======================================

                               AT&T Corp. Consolidated Statements of Cash Flows (Unaudited)
                                                  Dollar in millions

                                                                                                    Nine Months Ended
                                                                                                       September 30,
                                                                                                    2004          2003
     Operating Activities
     Net (loss) income                                                                           $ (6,703)      $ 1,525
     Deduct:
       Loss from discontinued operations - net of income taxes                                          -           (13)
       Cumulative effect of accounting change - net of income taxes                                     -            15
                                                                                            ----------------------------
     (Loss) income before cumulative effect of accounting change                                   (6,703)        1,523

     Adjustments to reconcile income before cumulative effect of accounting change to net cash provided by operating activities:
       Net gains on sales of businesses and investments                                               (16)          (51)
       Loss on early extinguishment of debt                                                           301            85
       Asset impairment, net restructuring and other charges                                       12,662            87
       Depreciation and amortization                                                                3,128         3,607
       Provision for uncollectible receivables                                                        371           588
       Deferred income taxes                                                                       (4,451)        1,105
       Net pretax losses related to equity investments                                                 (4)          (28)
       Decrease in receivables                                                                        178           231
       (Decrease) in accounts payable and accrued expenses                                           (488)         (428)
       Net change in other operating assets and liabilities                                          (839)          443
       Other adjustments, net                                                                        (128)          (49)
                                                                                            ----------------------------
     Net Cash Provided by Operating Activities of Continuing Operations                             4,011         7,113
                                                                                            ----------------------------

     Investing Activities
     Capital expenditures and other additions                                                      (1,459)       (2,413)
     Proceeds from sale or disposal of property, plant and equipment                                   58           134
     Investment distributions and sales                                                                37           120
     Net dispositions (acquisitions) of businesses, net of cash disposed/acquired                       8          (158)
     Decrease (increase) in restricted cash                                                             7           (22)
     Other investing activities, net                                                                    9           (50)
                                                                                            ----------------------------
     Net Cash (Used in) Investing Activities of Continuing Operations                              (1,340)       (2,389)
                                                                                            ----------------------------

     Financing Activities
     Retirement of long-term debt, including redemption premiums                                   (3,711)       (4,576)
     (Decrease) in short-term borrowings, net                                                        (511)       (1,263)
     Issuance of AT&T common shares                                                                    45            92
     Dividends paid on common stock                                                                  (565)         (442)
     Other financing activities, net                                                                  345           202
                                                                                            ----------------------------
     Net Cash (Used in) Financing Activities of Continuing Operations                              (4,397)       (5,987)
                                                                                            ----------------------------

     Net (decrease) in cash and cash equivalents                                                   (1,726)       (1,263)
     Cash and cash equivalents at beginning of year                                                 4,353         8,014
                                                                                            ----------------------------
     Cash and Cash Equivalents at End of Period                                                   $ 2,627       $ 6,751
                                                                                            ============================

AT&T Corp. Reconciliation of Non-GAAP Measures

AT&T is providing information on net debt, EBITDA and related margins, EBITDA less capital expenditures and free cash flows because these measures are commonly used by the investment community for evaluation purposes. AT&T is providing information on adjusted operating income and related margins due to the magnitude of the asset impairment and net restructuring and other charges taken during the quarter and the distortion they have on reported results and trends. Net debt, adjusted operating income, EBITDA, EBITDA less capital expenditures and free cash flows should be considered in addition to, but not in lieu of, other measures of liquidity, profitability and cash flows reported in accordance with generally accepted accounting principles. Additionally, they may not be comparable to similarly captioned measures reported by other companies.

Net (Loss) Income and Earnings Per Share

                                            For the three months ended   For the three months ended   For the three months ended
     (dollars in millions, except per           September 30, 2003             June 30, 2004               September 30, 2003
     share amounts)
                                               Net (loss) income    EPS       Net income       EPS      Net income       EPS
      Reported (loss) earnings                     ($7,115)       ($8.95)        $108         $0.14        $418         $0.53

      Adjustments:
      Add:
        Net restructuring and other charges            668          0.84           33          0.04          40          0.05
        Asset impairment charges                     7,040          8.86            -             -           -             -
                                              ------------ ------------- ------------ ------------- -----------  ------------
        Subtotal - adjusted earnings                  $593         $0.75         $141         $0.18        $458         $0.58
                                              ------------ ------------- ------------ ------------- -----------  ------------
      Less:
        Depreciation benefit                          (331)        (0.42)           -             -           -             -
                                               ------------ ------------- ------------ ------------- -----------  ------------
      Adjusted earnings, excluding
      depreciation benefit                            $262         $0.33         $141         $0.18        $458         $0.58
                                               ============ ============= ============ ============= ===========  ============

Operating Income


     (dollars in millions)                                   For the three months ended September 30, 2004

                                                 AT&T Business      AT&T Consumer     Corp. and Other    Consolidated
     Reported operating (loss) income and
     margin                                    ($11,095)  (196.5%)    $281    14.2%    ($461)     NMF  ($11,275)  (147.6%)

     Adjustments:
     Add:
       Net restructuring and other charges          529                129               422              1,080
       Asset impairment charges                  11,330                 59                 -             11,389
                                                --------          ---------          --------          ---------
       Subtotal - adjusted operating income
       (loss) and margin                           $764    13.5%      $469    23.7%     ($39)     NMF    $1,194   15.6%
                                                --------          ---------          --------          ---------
     Less:
       Depreciation benefit, including
       impact of transport agreeement (1)          (499)               (38)                -               (537)
                                                --------          ---------          --------          ---------

     Adjusted operating income (loss) and
     margin excluding depreciation benefit         $265     4.7%      $431    21.8%     ($39)     NMF      $657    8.6%
                                                ========          =========          ========          =========

(1) As a result of the third-quarter 2004 asset impairment charge, third-quarter depreciation  and  amortization  expense  for AT&T
Business  and AT&T  Consumer decreased  by $527  million and $10 million,  respectively.  In  addition,  as a result of the
transport  service  arrangement  between  AT&T  Business and AT&T Consumer,    network-related   charges   from   AT&T   Business
(recorded   as contra-expense)  to AT&T  Consumer  were  reduced by $28  million  for the third quarter as a result of the lower depreciation and amortization  expense recorded by AT&T  Business.  This  resulted in a reduction  in AT&T  Business'  operating income and an increase in AT&T Consumer's operating income.

            EBITDA, Excluding Asset Impairment and Net Restructuring and Other Charges, to Net Income

                (dollars in millions)                                            For the three months ended:

                                                                      September 30,        June 30,          September 30,
                                                                          2004               2004                 2003
                EBITDA margin (1)                                             24.1%              21.4%               24.5%

                EBITDA (1)                                                   $1,841             $1,633              $2,117
                Depreciation and amortization                                  (647)            (1,231)             (1,224)
                Net restructuring and other charges                          (1,080)               (54)                (64)
                Asset impairment charges                                    (11,389)                 -                   -

                                                                  ------------------ ------------------   -----------------
                Subtotal operating (loss) income                           ($11,275)              $348                $829
                                                                  ------------------ ------------------   -----------------
                Other (expense) income, net                                     (34)                36                  (7)
                Interest (expense)                                             (192)              (191)               (289)
                Benefit (provision) for income taxes                          4,384                (87)                (72)
                Minority interest income                                          -                  1                   -
                Net (losses) income related to equity investments                 2                  1                  (3)

                                                                  ------------------ ------------------   -----------------
                Net (loss) income from continuing operations                ($7,115)              $108                $458
                                                                  ------------------ ------------------   -----------------
                Net (loss) from discontinued operations                           -                  -                 (13)
                Cumulative effect of accounting change                            -                  -                 (27)
                                                                  ------------------ ------------------   -----------------

                Net (loss) income                                           ($7,115)              $108                $418
                                                                  ================== ==================   =================

            (1) Excluding asset impairment and net restructuring and other charges

AT&T Business EBITDA, Excluding Asset Impairment and Net Restructuring and Other Charges, to Operating (Loss) Income

     (dollars in millions)                                                         For the three months ended:
                                                                           September 30, 2004         September 30, 2003
     EBITDA and margin (1)                                                     $1,374     24.3%           $1,628     25.8%
     Impact of transport agreement                                                 28                          -
     EBITDA and margin (1) excluding impact of transport agreement (2)         $1,402     24.8%           $1,628     25.8%
     Depreciation and amortization                                               (610)                    (1,162)
     Net restructuring and other charges                                         (529)                       (53)
     Asset impairment charges, net of impact of transport agreement (2)       (11,358)                         -

                                                                           -----------                -----------
     Operating (loss) income and margin                                      ($11,095)  (196.5%)            $413      6.6%
                                                                           -----------                -----------

(1) Excluding asset impairment and net restructuring and other charges.

(2) As a result of the third-quarter 2004 asset impairment charge, third-quarter depreciation and amortization expense for AT&T
    Business and AT&T Consumer decreased by $527 million and $10 million, respectively.  In addition, as a result of the transport service arrangement between AT&T Business and AT&T Consumer, network-related charges from AT&T Business (recorded as contra-expense) to AT&T Consumer were reduced by $28 million for the third quarter as a result of the lower depreciation and amortization expense recorded by AT&T Business.  This resulted in a reduction in AT&T Business' operating income and an increase in AT&T Consumer's operating income.

EBITDA, Excluding Asset Impairment and Net Restructuring and Other Charges, Less Capital Expenditures
to Cash Provided by Operating Activities:

                                                         For the three months    For the nine months
      (dollars in millions)                                     ended                  ended              For the year ended
                                                          September 30, 2004      September 30, 2004      December 31, 2004
                                                                                                        (dollars in billions)
                                                                                                         (all projected numbers
                                                                                                          are approximate)

      EBITDA (1) less capital expenditures                             $1,435                  $3,847                    $4.8
      Add capital expenditures                                            406                   1,371                     1.8
                                                         ---------------------   ---------------------  ----------------------
      EBITDA (1)                                                       $1,841                  $5,218                    $6.6
                                                                                                        ----------------------

      Other cash (expenses) receipts (2)                                 (112)                   (483)           (1.3) - (1.2)
      Changes in working capital and other
         operating assets & liabilities                                  (181)                   (724)           (0.4) - (0.3)

                                                         ---------------------   ---------------------  ----------------------
      Cash provided by operating activities                            $1,548                  $4,011             4.9  -  5.0
                                                         =====================   =====================  ======================

(1) Excluding asset impairment and net restructuring and other charges

(2) Other cash expenses primarily include taxes, interest expense and net restructuring and other charge payments.

Net Debt

      Net debt is defined as total debt, less cash, restricted cash and net foreign debt fluctuations:

      (dollars in millions)                                                      September 30, 2004


      Total debt                                                                            $10,463
      Less: Cash                                                                              2,627
               Restricted cash                                                                  494
               Foreign debt fluctuations                                                        360
                                                                            ------------------------
      Net debt                                                                               $6,982
                                                                            ========================

Note to Financial Media: AT&T executives will discuss the company's performance in a two-way conference call for financial analysts at 8:15 a.m. ET today. Reporters are invited to listen to the call. U.S. callers should dial 888-428-4473 to access the call. Callers outside the U.S. should dial + 1-651-291-0561.

In addition, Internet rebroadcasts of the call will be available on the AT&T web site beginning later today. The web site address is www.att.com/ir. An audio rebroadcast of the conference call will also be available beginning at 12:40PM on Thursday, October 21 through 11:59PM on Tuesday, October 26. To access the audio rebroadcast, U.S. callers can dial 800-475-6701, access code 696624. Callers outside the U.S. should dial +1-320-365-3844, access code 696624.


The foregoing contains "forward-looking statements" which are based on management's beliefs as well as on a number of assumptions concerning future events made by and information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside AT&T's control, that could cause actual results to differ materially from such statements. These risk factors include the impact of increasing competition, continued capacity oversupply, regulatory uncertainty and the effects of technological substitution, among other risks. For a more detailed description of the factors that could cause such a difference, please see AT&T's10-K, 10-Q, 8-K and other filings with the Securities and Exchange Commission. AT&T disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This information is presented solely to provide additional information to further understand the results of AT&T.


                                      # # #